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                                                                    EXHIBIT 10.1



                                AMENDMENT LETTER

                                                  Union Bank of California, N.A.
                                                  Seattle Business Banking
                                                  910 Fourth Avenue
                                                  Seattle, WA 98164


                                                                  April 26, 2002


Thousand Trails, Inc.
2711 LBJ Freeway
Suite 200
Dallas, TX 75234
Attn: Mr. Walter B. Jaccard


          RE: First Amendment ("Amendment") to the Loan Agreement dated July 1, 2001 (this Amendment and the Loan Agreement together called the "Agreement").


Dear Mr. Jaccard:

In reference to the Agreement defined above between Union Bank of California, N.A. ("Bank") and Thousand Trails, Inc. ("Borrower"), the Bank and Borrower desire to amend the Agreement. Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Agreement.

          Amendments to the Agreement

         (a) Tangible Net Worth, Section 4.6 of the Agreement is hereby amended in full as follows:

         "Tangible Net Worth. Beginning with the period ending June 30, 2002 Borrower will maintain Tangible Net Worth of not less than Eight Million and No/100 Dollars ($8,000,000.00). Further, Borrower will maintain the following minimum Tangible Net Worth on a quarterly basis as outlined:

       9/30/02                12/31/02                 3/31/03                6/30/03
    -------------          --------------          --------------          -------------
    $9,800,000.00          $11,300,000.00          $13,100,000.00          13,900,000.00

"Tangible Net Worth" means Borrower's net worth increased by indebtedness subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets (except deferred selling expense and deferred tax assets), organizational expenses, security deposits, prepaid costs and expenses and monies due from affiliates (including officers, shareholders and directors).

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall not be a waiver of any existing or future default or breach of a condition to covenant unless specified herein.

This Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Amendment executed by the Borrower.


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ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR
FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                                Very truly yours,
                                                Union Bank of California, N.A.

                                                By:   /s/ Sam A. Miller, III
                                                   ----------------------------
                                                          Sam A. Miller, III
                                                Title:    Vice President

Agreed and Accepted:  Thousand Trails, Inc.

By:      /s/ Walter B. Jaccard
   ---------------------------------------
             Walter B. Jaccard
Title:       VP/General Counsel/Secretary